SEPARATION AGREEMENT
                              --------------------

         THIS SEPARATION  AGREEMENT  ("Agreement")  is entered into this date by
and  between   Nicholas   Visco   (hereinafter   referred  to  as  "Visco")  and
Intelligroup, Inc. ("Intelligroup") (collectively "Parties").

         WHEREAS Visco, the Chief Financial Officer of Intelligroup, and Intelligroup had previously executed an employment agreement setting forth certain rights and obligations of the Parties relating to a potential severance of the employment relationship between Visco and Intelligroup; and

         WHEREAS the Parties wish to resolve all matters relating to the employment agreement and the resignation of Visco in an amicable fashion; and

         WHEREAS in consideration of the mutual covenants and promises contained herein, and intending to be legally bound, the Parties mutually agree as follows:

         1. Visco shall resign in good standing his employment with Intelligroup effective November 30, 2003 ("Resignation Date"), and he will be paid at his regular salary and benefits through such date. Intelligroup agrees to reimburse Visco in full for all reasonable business expenses incurred on or before the Resignation Date, in accordance with Intelligroup's normal practices and policies for such reimbursements. Visco and Intelligroup will agree upon a press release announcing that Visco has resigned his employment ("Press Release"), which shall be distributed no later than 24 hours after the execution of this Agreement.

         2. Intelligroup agrees to pay Visco as severance an amount equal to six months of Visco's current salary (the "Severance Payment"). The Parties agree that the aforementioned amount is $88,000. This payment shall be made semi-monthly over the six month period immediately following the effective date of Visco's resignation in accordance with Intelligroup's standard payroll practices. Such Severance Payment shall not be reduced by any amounts unless explicitly stated within this Agreement, except that Intelligroup shall withhold applicable federal and state payroll taxes.

         3. At the time of payment of Visco's final paycheck for the period ending with the Resignation Date, Intelligroup will separately issue a lump sum payment representing the amount of any accrued, unused vacation time, less applicable state and federal payroll taxes.

         4. Should Visco select COBRA benefits through Intelligroup's medical and dental health benefit plans, Intelligroup agrees to directly pay, or reimburse Visco for, the COBRA premium payments owed by Visco for a period of six months from the Resignation Date.

         5. Intelligroup agrees to provide reasonable assistance to Visco with regard to his exercise of available stock options, and affirms that, to the best of its knowledge, there is no known material adverse non-public information that would preclude Visco from being able to exercise available stock options and sell shares of Intelligroup stock, in the open market for such stock, subsequent to the issuance of the Press Release. Notwithstanding the foregoing, Visco understands and is aware that he alone is responsible for determining whether or not he is in compliance with all insider trading law and regulation relating to the trading of Intelligroup stock and is advised to consult with his personal attorney in this regard. If necessary and to the extent allowed by operation of law, Intelligroup further agrees to prepare and file all necessary reporting of such transactions on behalf of Visco as may be required by the Securities and Exchange Commission ("SEC"), including but not limited to forms 4 and 5, for any transactions involving Intelligroup stock.

         6. Visco and Intelligroup, for and in consideration of certain benefits set forth in this Agreement, hereby irrevocably and unconditionally release and forever discharge all claims, cause(s) of action, and suit(s), either party had or may have against the other, known or unknown, including, without limitation, any claims that may or have arisen out of any agreements between Visco and Intelligroup (other than those discussed in Section 7), Visco's employment with and separation from Intelligroup, any claims for breach of contract or claims under the New Jersey Law Against Discrimination, New Jersey Conscientious Employee Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended, any state or federal anti-discrimination or anti-retaliation statute and any and all other claims, known or unknown through the date of this Agreement. The only claims excluded from the foregoing include any claims relating to enforcement of the terms of this Agreement.

         7. Any and all restrictions in Article 8 of the Employment Agreement between Nicholas Visco and Intelligroup, dated October 1, 1999 and executed on March 23, 2000, shall continue to be in full force and effect pursuant to its terms. Notwithstanding the above, Intelligroup shall not unreasonably withhold its consent to Visco's employment by any specific company, in the event Visco makes a request to Intelligroup for such consent.

         8. All rights and obligations contained with the Indemnification Agreement entered into between Visco and Intelligroup, dated September 29, 1999, shall remain in full force and effect. In particular, consistent with the terms of the Indemnification Agreement, Intelligroup agrees to continue indemnify Visco with regard to any act or omission committed by Visco up to and including the Resignation Date that would be covered by the Indemnification Agreement notwithstanding the fact that he is no longer employed by Intelligroup and/or that the claim may be made after the Resignation Date. To the extent called upon by Intelligroup, Visco agrees at Intelligroup's expense to reasonably assist and support Intelligroup with any future claims, court proceedings, litigation or other similar matters in which Visco has material knowledge, but should such assistance or support require a significant commitment of time the Parties agree that Visco shall receive reasonable compensation for such time.

         9. The Parties agree that any requests for references for Visco will only be directed to the VP of Human Resources of Intelligroup. Intelligroup agrees that in response to such reference requests, favorable or neutral references will be provided.

         10. It is understood and agreed that nothing in this Agreement constitutes an admission by either party of any type of wrongdoing or liability.

         11. Visco represents that he will in no way disparage Intelligroup including, without limitation, its management and its Board, or make or solicit any comments, statements, or the like to any customers, partners, shareholders, media or others that may be considered derogatory or detrimental to the good name and business reputation of Intelligroup or any of the foregoing parties. Visco retains the rights, so long as he is a shareholder of Intelligroup, to exercise the same rights as any other Intelligroup shareholder.

         12. Visco shall, at Intelligroup's reasonable request and at Intelligroup's expense, make himself available to reasonably consult with Intelligroup on matters of which he has material knowledge for no less than sixty (60) days following the execution of this Agreement.

         13. The parties agree that the representation letters to Deloitte & Touche signed by Visco and other Corporate Officers on or about November 12, 2003 shall be incorporated herein by reference and that the parties rely upon the veracity of such representations in entering into this Agreement.

         14. The Parties represent and acknowledge that they have had a reasonable amount of time to consider this Agreement, and that in executing this Agreement rely entirely upon their own judgment, beliefs and interests and the advice of their counsel, and they do not rely and have not relied upon any representation or statement made by the other party, or by any agents, representatives or attorneys of the other party, with regard to the subject matter, basis or effect of this Agreement or otherwise, other than as specifically stated in this Agreement. The parties specifically acknowledge that all releases contained herein are knowing and voluntary.

         15. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, predecessors, successors and assigns.

         16. This Agreement is made under the laws of the State of New Jersey and shall be governed by and construed in accordance with such laws.

         17. Should any provisions of this Agreement be held to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of any such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.

         18. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties, intending to be legally bound and representing that they have the legal authority to execute this agreement, have signed and dated this agreement.


                                        INTELLIGROUP, INC.


Dated:   11/24/03                       /s/ Nagarjun Valluripalli
                                        ----------------------------------------
                                        By:
                                        Title:




Dated:   11/24/03                       /s/ Nicholas Visco
                                        ----------------------------------------
                                        Nicholas Visco